EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Centennial Communications Corp. (formerly Centennial Cellular Corp.) on Form S-8 of our reports dated July 7, 1999 appearing in the Annual Report on Form 10-K of Centennial Communications Corp. for the year ended May 31, 1999.


/s/  Deloitte & Touche LLP


New York, NY
June 22, 2000